Exhibit (j)
                       Consent of Deloitte & Touche, LLP,
                       independent public accountants for
                          the Cappiello-Rushmore Trust




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                         CONSENT OF INDEPENDENT AUDITORS


Cappiello-Rushmore Trust:

We consent to the incorporation by reference in Post-Effective Amendment No. 8 to Registration Statement Nos. 33-46283 and 811- 6601 of our report dated August 7, 1998 appearing in the Annual Report of Cappiello-Rushmore Trust for the year ended June 30, 1998, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.


/s/DELOITTE & TOUCHE LLP

1900 M Street, N.W.
Washington, D. C.  20036-3564


August 28, 1998